Exhibit 99.1

MongoDB, Inc. Announces Third Quarter Fiscal 2020 Financial Results
Third Quarter Fiscal 2020 Total Revenue of $109.4 million, up 52% Year-over-Year
Continued Strong Growth with Over 15,900 Customers at October 31, 2019
MongoDB Atlas Revenue 40% of Total Q3 Revenue, up over 185% Year-over-Year

New York City, New York - December 9, 2019 - MongoDB, Inc. (NASDAQ: MDB), the leading, modern general purpose database platform, today announced its financial results for the third quarter ended October 31, 2019.
“MongoDB’s terrific third quarter results are the latest example of how the powerful combination of our modern data platform and sophisticated go-to-market efforts are driving increased adoption by both new and existing customers,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB. “The rapid growth of Atlas, which now comprises 40% of our business, is a clear demonstration that customers of all sizes recognize the value and flexibility of a managed cloud database-as-a-service.”
“As we look ahead, Atlas’s growing scale provides a tremendous opportunity to develop even closer relationships with our customers and enhance our value proposition. Our focus is to continue delivering new innovations on our data platform while ensuring our go-to-market efforts make it increasingly easy for customers to consume Atlas.”
Third Quarter Fiscal 2020 Financial Highlights

•
Revenue: Total revenue was $109.4 million in the third quarter fiscal 2020, an increase of 52% year-over-year. Subscription revenue was $103.8 million, an increase of 56% year-over-year, and services revenue was $5.6 million, an increase of 8% year-over-year.

•
Gross Profit: Gross profit was $77.3 million in the third quarter fiscal 2020, representing a 71% gross margin, compared to 75% in the year-ago period. Non-GAAP gross profit was $79.3 million, representing a 72% non-GAAP gross margin.

•
Loss from Operations: Loss from operations was $38.7 million in the third quarter fiscal 2020, compared to $20.2 million in the year-ago period. Non-GAAP loss from operations was $14.3 million, compared to $7.8 million in the year-ago period.

•
Net Loss: Net loss was $42.4 million, or $0.75 per share, based on 56.4 million weighted-average shares outstanding in the third quarter fiscal 2020. This compares to $22.5 million, or $0.43 per share, based on 52.7 million weighted-average shares outstanding, in the year-ago period. Non-GAAP net loss was $14.6 million or $0.26 per share. This compares to $6.9 million or $0.13 per share in the year-ago period.

•
Cash Flow: As of October 31, 2019, MongoDB had $426.4 million in cash, cash equivalents, short-term investments and restricted cash. During the three months ended October 31, 2019, MongoDB used $11.5 million of cash from operations, $0.8 million in capital expenditures and $0.8 million in principal repayments of finance leases, leading to negative free cash flow of $13.1 million, compared to negative free cash flow of $9.7 million in the year-ago period.

We adopted the new revenue recognition accounting standard Accounting Standards Codification (“ASC”) 606 effective as of January 31, 2019 and applied as of February 1, 2018, on a full retrospective basis. All amounts and disclosures in this press release have been updated to comply with the new revenue recognition standard.
A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter Fiscal 2020 and Recent Business Highlights

•
Continued product innovation and expanded capabilities of the MongoDB data platform. Added auto-scaling, a major new feature for MongoDB Atlas, which brings fully automated capacity management to customers' managed MongoDB databases. When enabled, Atlas will autonomously adjust instance sizes up or down as needed by using predictive modeling and proven practices developed from managing tens of thousands of MongoDB deployments.

•
Continued to expand our global partner ecosystem with the announcement of a new partnership with Alibaba Cloud, the data intelligence backbone of Alibaba Group. MongoDB enjoys enormous global popularity with developers and China has been one of the countries with the most MongoDB downloads for the past several years. Now, users in China have access to an authorized MongoDB-as-a-Service for the first time. Customers of Alibaba Cloud are able to use the managed offering from Alibaba Cloud’s data centers globally.

•
Deepened our leadership bench with the addition of Francisco (Frank) D’Souza to the Board of Directors and the promotion of Sahir Azam to Chief Product Officer. D’Souza co-founded Cognizant, one of the world’s leading professional services companies, and served as its CEO during a period of tremendous growth to $16 billion in revenue. D’Souza adds strong experience scaling a global technology company with a large market opportunity. Azam previously served as Senior Vice President of MongoDB’s cloud offerings, including MongoDB Atlas, which has grown to a $175M+ run-rate business with more than 14,200 customers in just three years. In his new role, Azam will oversee management of MongoDB’s entire product portfolio.

Business Outlook
Based on information as of today, December 9, 2019, MongoDB is issuing the following financial guidance for the fourth quarter and full year fiscal 2020.

	Fourth Quarter Fiscal 2020	Full Year Fiscal 2020
Revenue	$109.0 million to $111.0 million	$407.2 million to $409.2 million
Non-GAAP Loss from Operations	$(16.5) million to $(15.5) million	$(58.2) million to $(57.2) million
Non-GAAP Net Loss per Share	$(0.29) to $(0.27)	$(1.04) to $(1.02)
Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, December 9, 2019, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, dial 800-289-0438 (domestic) or 323-794-2423 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 1930605. A replay of the webcast will also be available for a limited time at https://investors.mongodb.com.

About MongoDB
MongoDB is the leading modern, general purpose database platform, designed to unleash the power of software and data for developers and the applications they build. Headquartered in New York, MongoDB has more than 15,900 customers in over 100 countries. The MongoDB database platform has been downloaded over 80 million times and there have been more than one million MongoDB University registrations.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the fourth fiscal quarter and full year fiscal 2020, our future growth, the potential of MongoDB Atlas, our ability to transform the global database industry and to capitalize on opportunities and the anticipated impact of our go-to-market, growth and product strategies. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our limited operating history; our history of losses; failure of our database platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; the price volatility of our common stock; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission (“SEC”) filings and reports, including our Annual Report on Form 10-K filed on April 1, 2019 and our Quarterly Report on Form 10-Q filed on September 5, 2019, as well as future filings and reports by us. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.
Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense. Non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share exclude:

•	stock-based compensation expense;

•	accelerated charges associated with the New York City office move in the third quarter fiscal 2019;

•	amortization of intangible assets for the acquired technology and acquired customer relationships associated with the purchase of Realm, as well as for the prior acquisitions of mLab and WiredTiger;

•	amortization of the founder holdback associated with the mLab purchase that was deemed to be compensation expense for GAAP purposes;

•	acquisition costs associated with the purchase of Realm in fiscal 2020 and mLab in fiscal 2019; and

•	in the case of non-GAAP net loss, non-cash interest expense related to our convertible senior notes and a non-recurring income tax benefit associated with the acquisition of Realm intangible assets.
MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which present similar non-GAAP financial measures to investors.
Free cash flow represents net cash used in operating activities less capital expenditures, principal repayments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal repayments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com

Media Relations
Mark Wheeler
MongoDB
866-237-8815 x7186
communications@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	October 31, 2019	January 31, 2019
Assets
Current assets:
Cash and cash equivalents	$151,307	$147,831
Short-term investments	274,560	318,139
Accounts receivable, net of allowance for doubtful accounts of $2,213 and $1,539 as of October 31, 2019 and January 31, 2019, respectively	67,506	72,808
Deferred commissions	19,717	15,878
Prepaid expenses and other current assets	12,531	11,580
Total current assets	525,621	566,236
Property and equipment, net	59,418	73,664
Operating lease right-of-use assets	12,151	—
Goodwill	55,484	41,878
Acquired intangible assets, net	36,982	15,894
Deferred tax assets	2,206	1,193
Other assets	43,123	34,611
Total assets	$734,985	$733,476
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,124	$2,153
Accrued compensation and benefits	31,335	25,982
Operating lease liabilities	4,180	—
Other accrued liabilities	29,094	14,169
Deferred revenue	137,789	122,333
Total current liabilities	204,522	164,637
Deferred rent, non-current	—	2,567
Deferred tax liability, non-current	114	106
Operating lease liabilities, non-current	9,044	—
Deferred revenue, non-current	14,601	15,343
Convertible senior notes, net	226,690	216,858
Other liabilities, non-current	61,179	69,399
Total liabilities	516,150	468,910
Stockholders’ equity:
Class A common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of October 31, 2019 and January 31, 2019; 47,583,572 and 36,286,573 shares issued and outstanding as of October 31, 2019 and January 31, 2019, respectively	48	36
Class B common stock, par value of $0.001 per share; 100,000,000 shares authorized as of October 31, 2019 and January 31, 2019; 9,194,461 and 18,134,608 shares issued as of October 31, 2019 and January 31, 2019, respectively; 9,095,090 and 18,035,237 shares outstanding as of October 31, 2019 and January 31, 2019, respectively	9	18
Additional paid-in capital	825,577	754,612
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of October 31, 2019 and January 31, 2019	(1,319)	(1,319)
Accumulated other comprehensive income (loss)	189	(174)
Accumulated deficit	(605,669)	(488,607)
Total stockholders’ equity	218,835	264,566
Total liabilities and stockholders’ equity	$734,985	$733,476

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Revenue:
Subscription	$103,827	$66,604	$281,977	$167,759
Services	5,614	5,178	16,220	13,773
Total revenue	109,441	71,782	298,197	181,532
Cost of revenue(1):
Subscription	26,497	13,248	73,465	35,434
Services	5,694	4,510	17,100	12,567
Total cost of revenue	32,191	17,758	90,565	48,001
Gross profit	77,250	54,024	207,632	133,531
Operating expenses:
Sales and marketing(1)	57,015	36,080	156,659	105,814
Research and development(1)	39,387	23,179	107,395	63,254
General and administrative(1)	19,562	14,986	50,541	38,467
Total operating expenses	115,964	74,245	314,595	207,535
Loss from operations	(38,714)	(20,221)	(106,963)	(74,004)
Other loss, net	(3,110)	(2,299)	(8,916)	(2,140)
Loss before provision for income taxes	(41,824)	(22,520)	(115,879)	(76,144)
Provision (benefit) for income taxes	559	(33)	(2,920)	680
Net loss	$(42,383)	$(22,487)	$(112,959)	$(76,824)
Net loss per share, basic and diluted	$(0.75)	$(0.43)	$(2.03)	$(1.49)
Weighted-average shares used to compute net loss per share, basic and diluted	56,411,779	52,702,526	55,600,484	51,431,021

(1)	Includes stock‑based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Cost of revenue—subscription	$1,274	$555	$3,476	$1,403
Cost of revenue—services	793	335	2,107	800
Sales and marketing	6,844	3,090	17,728	7,437
Research and development	6,879	3,131	17,513	8,241
General and administrative	3,577	3,153	10,214	8,969
Total stock‑based compensation expense	$19,367	$10,264	$51,038	$26,850

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Cash flows from operating activities
Net loss	$(42,383)	$(22,487)	$(112,959)	$(76,824)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,793	1,711	9,824	3,334
Stock-based compensation	19,367	10,264	51,038	26,850
Amortization of debt discount and issuance costs	3,335	3,139	9,833	4,233
Amortization of finance right-of-use assets	994	—	2,982	—
Amortization of operating right-of-use assets	936	—	2,055	—
Non-cash interest on finance lease liabilities	—	659	1,823	659
Deferred income taxes	(309)	(398)	(4,541)	(351)
Accretion of discount on short-term investments	(868)	(1,497)	(3,619)	(2,567)
Change in operating assets and liabilities:
Accounts receivable	(1,097)	(2,686)	5,123	3,783
Prepaid expenses and other current assets	314	(611)	189	(1,451)
Deferred commissions	(5,159)	(6,230)	(12,205)	(9,585)
Other long-term assets	(175)	(79)	(148)	(33)
Accounts payable	(592)	229	(152)	(165)
Deferred rent	—	341	—	1,258
Accrued liabilities	7,891	5,227	16,176	7,184
Operating lease liabilities	(895)	—	(1,979)	—
Deferred revenue	2,565	4,810	14,898	11,166
Other liabilities, non-current	740	—	740	—
Net cash used in operating activities	(11,543)	(7,608)	(20,922)	(32,509)
Cash flows from investing activities
Purchases of property and equipment	(754)	(2,137)	(2,350)	(3,698)
Acquisition, net of cash acquired	—	—	(38,629)	—
Proceeds from maturities of marketable securities	130,000	88,000	410,000	206,000
Purchases of marketable securities	(154,505)	(69,269)	(363,530)	(369,736)
Net cash provided by (used in) investing activities	(25,259)	16,594	5,491	(167,434)
Cash flows from financing activities
Proceeds from exercise of stock options, including early exercised stock options	1,933	9,525	13,283	17,631
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	—	—	6,394	5,626
Repurchase of early exercised stock options	(4)	(18)	(35)	(327)
Principal repayments of finance leases	(798)	—	(798)	—
Proceeds from borrowings on convertible senior notes, net of issuance costs	—	(2,016)	—	291,145
Payment for purchase of capped calls	—	—	—	(37,086)
Proceeds from tenant allowance related to build to suit lease	—	257	—	633
Net cash provided by financing activities	1,131	7,748	18,844	277,622
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	295	(18)	62	(101)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(35,376)	16,716	3,475	77,578
Cash, cash equivalents, and restricted cash, beginning of period	187,198	123,289	148,347	62,427
Cash, cash equivalents, and restricted cash, end of period	$151,822	$140,005	$151,822	$140,005

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$77,250	$54,024	$207,632	$133,531
Gross margin (Gross profit/Total revenue) on a GAAP basis	71%	75%	70%	74%
Add back:
Stock-based compensation expense: Cost of Revenue—Subscription	1,274	555	3,476	1,403
Stock-based compensation expense: Cost of Revenue—Services	793	335	2,107	800
Non-GAAP gross profit	$79,317	$54,914	$213,215	$135,734
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	72%	77%	72%	75%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(38,714)	$(20,221)	$(106,963)	$(74,004)
Add back:
Stock-based compensation expense	19,367	10,264	51,038	26,850
Amortization of intangible assets and Founder Holdback associated with acquisitions	5,027	221	13,625	663
Accelerated charges associated with the New York City office move	—	1,450	—	1,450
Acquisition costs	63	510	641	510
Non-GAAP loss from operations	$(14,257)	$(7,776)	$(41,659)	$(44,531)

Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(42,383)	$(22,487)	$(112,959)	$(76,824)
Add back:
Stock-based compensation expense	19,367	10,264	51,038	26,850
Amortization of intangible assets and Founder Holdback associated with acquisitions	5,027	221	13,625	663
Accelerated charges associated with the New York City office move	—	1,450	—	1,450
Acquisition costs	63	510	641	510
Non-cash interest expense related to convertible senior notes	3,335	3,139	9,833	4,233
Non-recurring income tax benefit associated with the acquisition of Realm intangible assets	—	—	(3,536)	—
Non-GAAP net loss	$(14,591)	$(6,903)	$(41,358)	$(43,118)

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net loss per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(0.75)	$(0.43)	$(2.03)	$(1.49)
Add back:
Stock-based compensation expense	0.34	0.19	0.92	0.52
Amortization of intangible assets and Founder Holdback associated with acquisitions	0.09	0.01	0.25	0.01
Accelerated charges associated with the New York City office move	—	0.03	—	0.03
Acquisition costs	—	0.01	0.01	0.01
Non-cash interest expense related to convertible senior notes	0.06	0.06	0.18	0.08
Non-recurring income tax benefit associated with the acquisition of Realm intangible assets	—	—	(0.06)	—
Non-GAAP net loss per share, basic and diluted	$(0.26)	$(0.13)	$(0.74)	$(0.84)

The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Net cash used in operating activities	$(11,543)	$(7,608)	$(20,922)	$(32,509)
Capital expenditures	(754)	(2,137)	(2,350)	(3,698)
Principal repayments of finance lease liabilities	(798)	—	(798)	—
Capitalized software	—	—	—	—
Free cash flow	$(13,095)	$(9,745)	$(24,070)	$(36,207)

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

	10/31/2017	1/31/2018	4/30/2018	7/31/2018	10/31/2018	1/31/2019	4/30/2019	7/31/2019	10/31/2019
Total Customers	4,900+	5,700+	6,600+	7,400+	8,300+	13,400+	14,200+	15,000+	15,900+
Direct Sales Customers(a)	1,400+	1,450+	1,550+	1,600+	1,700+	1,750+	1,800+	1,850+	1,900+
MongoDB Atlas Customers	2,600+	3,400+	4,400+	5,300+	6,200+	11,400+	12,300+	13,200+	14,200+
Customers over $100K(b)	320	354	394	438	490	557	598	622	688
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(b) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). We define ARR as the subscription revenue we would contractually expect to receive from customers over the following 12 months assuming no increases or reductions in their subscriptions. ARR excludes self-service products, including MongoDB Atlas not sold on a commitment basis. ARR also excludes professional services. For customers who utilize our self-service offerings, we measure the annualized MRR, which is calculated by annualizing their usage of our self-serve products in the prior 30 days and assuming no increases or reductions in their usage.